CCA48KSE



             SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549

                           Form 8K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934



DATE OF REPORT: April 7, 2004



                    CCA Industries, Inc.

     (Exact Name of Registrant as Specified in Charter)

                          DELAWARE

      (State or other jurisdiction of incorporation or
                        organization)

                          2-85538-B

                  (Commission File Number)

                         04-2795439

            (IRS Employer Identification Number)

 200 Murray Hill Parkway, East Rutherford, New Jersey 07073

     (Address of principal executive offices, zip code)

                       (201) 330-1400

     (Registrant's telephone number including area code)





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Item 3.

Reference is made to the Company's 8K Form filed with the Securities and Exchange Commission dated May 22, 2002 and
November 22, 2002 that referred to phenylpropanolamine
("PPA") litigations.

On October 4, 2003, the Court in the United States District
Court, Western District of Washington at Seattle dismissed with prejudice five of the cases commenced in Louisiana that named CCA Industries, Inc. as a defendant:

          Annie Landry, et al v. Bayer Corporation, et al
          Leslie Ackel, et al v. Bayer Corporation, et al
          Betty Everidge, et al v. Bayer Corporation, et al
          McCullogh v. American Home Products, et al
          Rowe, et al v. Bayer Corporation, et al

On November 14, 2003, the Superior Court of New Jersey,
Middlesex County: Law Division Civil Action dismissed with prejudice a case in New Jersey in which CCA Industries, Inc.
was named as a defendant:

          Jeanne Marie Cole v. CCA Industries, Inc., et al

On December 9, 2003, a Stipulation of Dismissal was filed in the United States District Court for the District of New Jersey (Newark) Civil Action No. 02-CV-5271 (JCL) to dismiss with prejudice a case in New Jersey in which CCA Industries, Inc. was named as a defendant:

          Angela  Hunt  and  Ernest Hunt,  her  spouse,  v.  CCA
          Industries, Inc., et al

On February 24, 2004, Process was received by CCA in
Delaware in the matter Giampavolo v. Bayer AG, CCA
Industries, Inc., et al. The case was also brought in the Circuit Court of and for Escambia County, State of Florida.
The Company is retaining outside counsel to defend the case in Florida.

On February 27, 2004, a Stipulation of Dismissal was filed in the Superior Court of New Jersey, Law Division, Middlesex County, Docket No. MID-L-9542-02 to dismiss with prejudice a case in New Jersey in which CCA Industries, Inc. was named as a defendant:

          April Danley and Ronald Danley v. CCA Industries, Inc., et al

In March 2004, a Stipulation of Dismissal was filed in the Superior Court of New Jersey, Law Division, Middlesex County to dismiss with prejudice a case in New Jersey in which CCA
Industries, Inc. was named as a defendant.

          Melody Tilbury v. CCA Industries, Inc., et al

To date, the Company has three remaining cases of the twelve in which it was named with other pharmaceutical defendants.


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                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2004

     CCA Industries, Inc.
     Registrant


By:  Ira W. Berman
     Ira W. Berman, Secretary





















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